UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 16, 2014

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On July 10, 2014, the Board of Directors (the “Board”) of Echo Therapeutics, Inc. (“Echo” or the “Company”) appointed Charles T. Bernhardt to serve as Interim Chief Financial Officer of Echo, effective July 16, 2014.  Mr. Bernhardt, age 53, is a Certified Public Accountant who most recently served as Chief Financial Officer and Chief Accounting Officer for publicly traded Hemispherx Biopharma, Inc. from 2009 through 2013, at which an excess of $60 million was raised during his tenure.  Mr. Bernhardt attained an undergraduate in Accountancy from Villanova University and received a Masters’ Degree in Business Administration from West Chester University of Pennsylvania.  He was formerly the Director of Accounting for Healthcare Division of Thomson Reuters, where he was responsible for their accounting operations and shared financial services for the Healthcare and Scientific Divisions from 2006 to 2008.  He was also a Regional Controller for Comcast Cable during 1999 to 2002, Director of Finance for TelAmerica Media from 2003 to 2006, and earlier in his career a member of the Internal Audit management teams for American Stores Corporation and ICI Americas/Zeneca (currently AstraZeneca Pharmaceuticals).  In 1986, he became a C.P.A. licensed in Pennsylvania and New Jersey while with public accounting’s “Big Four” firm of KPMG.

On July 16, 2014, Echo and Mr. Bernhardt executed an offer letter pursuant to which Mr. Bernhardt will serve as the Interim Chief Financial Officer of Echo (the “Agreement”).  Echo has the right to terminate the Agreement, at any time, with or without cause and with or without notice.  Echo will pay Mr. Bernhardt an annual salary of $220,000 and he is entitled to participate in and receive benefits under the Company’s health and dental insurance plans.  Mr. Bernhardt did not receive an equity grant pursuant to the Agreement.

There are no other arrangements or understandings between Mr. Bernhardt and any other persons pursuant to which he was appointed as Interim Chief Financial Officer of Echo. There are also no family relationships between Mr. Bernhardt and any director or executive officer of Echo and Mr. Bernhardt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 16, 2014	By: /s/ Kimberly A. Burke
Kimberly A. Burke
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Company and Charles Bernhardt dated July 16, 2014.